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                                                                   EXHIBIT 10.44

                          WRITTEN CONSENT IN LIEU OF A
                  MEETING OF THE COMPENSATION COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.

               In lieu of a meeting of the Compensation Committee (the "Committee") of the Board of Directors of Resource Bancshares Mortgage Group, Inc., a Delaware corporation (the "Corporation"), the undersigned, constituting all of the members of the Committee, in accordance with Section 141(f) of the General Corporation Law of Delaware, as amended, unanimously agree to the following resolutions:

               RESOLVED, FURTHER, that the Amended and Restated Resource Bancshares Mortgage Group, Inc. Omnibus Stock Award Plan be amended by adding the following sentence at the end of the penultimate paragraph of Section 4.1(d)

                             Notwithstanding the foregoing, if approval of stockholders has not been obtained as required by
                             Section 7.9 at the time the Employee ceases to be employed by the Company, the Agreement may, in the discretion of the Committee and subject to such conditions as the Committee may determine, provide that the time periods described in clauses (1), (2) and (3) shall not begin to run until the approval of stockholders has been obtained and the time period shall extend for up to eight months or such shorter period of time as management of the Company may determine.

               RESOLVED, FURTHER, that the form of Stock Option Agreement and Release attached hereto as Exhibit A is hereby approved.

               The undersigned, by signing this Consent, waive notice of the date, time, place and purpose of the meeting of the Compensation Committee of the Board of Directors and agree to the transaction of the business of the meeting by written consent in lieu thereof effective as of April 24, 1998.


                                                       -------------------------
                                                       John C. Baker


                                                       -------------------------
                                                       Robin C. Kelton



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                        INCENTIVE STOCK OPTION AGREEMENT
                                   AND RELEASE

                                   Pursuant to

                    RESOURCE BANCSHARES MORTGAGE GROUP, INC.
                            OMNIBUS STOCK AWARD PLAN


               This Incentive Stock Option Agreement and Release (the "Option Agreement") is entered into between Resource Bancshares Mortgage Group, Inc., a Delaware corporation (the "Company"), and _______________________ (the "Optionee").

               WHEREAS, the Optionee has been awarded one or more Options under and subject to the terms and conditions set forth in the Company's Omnibus Stock Award Plan (the "Plan"); and

               WHEREAS, the Optionee has not been and, but for this Option Agreement would not be, entitled to exercise any Options awarded under the Plan because the Optionee's employment by the Company terminated prior to the receipt of requisite stockholder approval;

               NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Optionee agree as follows:

               1.       Definitions.

               Capitalized terms used in this Option Agreement but not defined herein are used herein as defined in the Plan. In addition, throughout this Option Agreement, the following terms shall have the meanings indicated:

                        (a) "Exercise Date" shall have the meaning indicated in paragraph 3 hereof.

                        (b) "Option Period" shall mean the period commencing on the date of execution of this Option Agreement by Optionee and ending at the close of the Company's business on ______________, 1998.

                        (c) "Securities Act" shall mean the Securities Act of 1933, as amended.

               2.       Award of Option.

               On January ___, 1997, and subject to the terms and conditions set forth herein and in the Plan, the Company awarded to the Optionee the option to purchase from the Company, at an exercise price of $_________ per share, up to but not exceeding in the aggregate ____________



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shares of Common Stock (such exercise price and number of shares of Common Stock having been adjusted for all stock dividends since January ___, 1997). It is intended that this Option qualify to the extent possible as an ISO. The Company shall have no liability if this Option shall not qualify as an ISO, but this Option shall continue in full force and effect as an NQSO notwithstanding such failure to so qualify.

               3.       Exercise of Option.

                        (a) The Company agrees to allow the Optionee to exercise the Option with respect to _____ of the Option Shares (such number of Option Shares having been adjusted for all dividends since January ___, 1997), which is the extent to which the Option was exercisable at the date of the termination of the Optionee's employment (assuming requisite stockholder approval had been received) at any time and from time to time during the Option Period, but not thereafter, and not with respect to any additional Option Shares. In the event the aggregate Fair Market Value of the Common Stock with respect to ISOs exercisable for the first time by Optionee during any calendar year exceeds $100,000, the Optionee shall give notice (as provided in Section 7(d)) of such fact to the Company. The number of shares of Common Stock subject to this Option and the per share exercise price under each outstanding Option shall be adjusted, to the extent the Committee deems appropriate, as provided in Section 4.1(e) of the Plan. Sections 4.1(e), 4.1(f), 4.1(g) and 4.1(i) of the Plan are incorporated in this Option Agreement by reference as if fully set forth herein.

                        (b) No less than 100 shares of Common Stock may be

purchased upon any one exercise of the Option granted hereby unless the number of shares purchased at such time is the total number of shares in respect of which the Option is then exercisable.

                        (c) Upon exercise of the Option, the Option exercise price shall be payable in United States dollars, in cash (including by check) or (unless the Committee otherwise prescribes) in shares of Common Stock owned by the Optionee for a period exceeding six months, or in a combination of cash and such Common Stock. If all or any portion of the Option exercise price is paid in Common Stock owned by the Optionee, then that stock shall be valued at its Fair Market Value as of the date the Option is exercised. The Option shall be deemed to be exercised on the date (the "Exercise Date") that the Company receives full payment of the exercise price for the number of shares for which the Option is being exercised.

                        (d) The Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee and no person shall acquire any rights therein.

               4.       Release.

                        (a) The Optionee, on behalf of himself and his agents, heirs, successors, assigns and legal representatives, hereby waives and releases the Company and its agents, servants, directors, officers, employees, successors, assigns, legal representatives and affiliates (collectively



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the "Released Parties") from any and all claims, causes of action, demands, covenants and other rights, whether arising at law or in equity, whether direct or indirect, whether presently accrued or hereafter accrued, which the Optionee may have against any of the Released Parties including all claims or obligations arising under this Option Agreement or the Plan or in connection with the Optionee's employment with the Company, except any claims or obligations arising under the Company's pension plan.

                        (b) The Optionee agrees and understands that this full and final release shall cover and shall include any and all future damages not now known to the Released Parties or the Optionee, but which may later develop or be discovered, including the effects and consequences thereof and all causes of action therefor.

               5.       Compliance with the Securities Act; No Registration
                        Rights.

               Anything in this Option Agreement to the contrary notwithstanding, if, at any time specified herein for the issuance of Option Shares, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require the Company or the Optionee, in the judgment of the Company, to take any action in connection with the shares then to be issued, then the issuance of such shares shall be deferred until such action shall have been taken. Nothing in this Option Agreement shall be construed to obligate the Company at any time to file or maintain the effectiveness of a registration statement under the Securities Act, or under the securities laws of any state or other jurisdiction, or to take or cause to be taken any action that may be necessary in order to provide an exemption from the registration requirements of the Securities Act under Rule 144 or any other exemption with respect to the Option Shares or otherwise for resale or other transfer by the Optionee as a result of the exercise of the Option evidenced by this Option Agreement.

               6.       Settlement and Compromise.

               It is intended that this Option Agreement is to settle any and all claims that could possibly have existed under this Option Agreement or the Plan or in connection with the Optionee's employment with the Company, except any claims or obligations arising under the Company's pension plan. The execution of this Option Agreement by the parties hereto is not to be construed as an admission of liability on the part of any party to this Option Agreement. It is expressly agreed and understood, as a condition hereof, that this Option Agreement shall not constitute an admission on any part of the parties hereto.

               7.       Miscellaneous.

                        (a) Binding on Successors and Representatives. The parties understand and agree that this Option Agreement shall be binding upon and inure to the benefit of not only themselves, but the agents, heirs, successors, assigns and legal representatives of the Optionee and the Released Parties.



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                        (b) Entire Agreement; Relationship to Plan. The Optionee
acknowledges that he has received a copy of the Plan. This Option Agreement, together with the Plan, constitutes the entire agreement of the parties with respect to the Option and supersedes any previous agreement, whether written or oral, with respect thereto. This Option Agreement has been entered into in compliance with the terms of the Plan; to the extent that any interpretive conflict may arise between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control.

                        (c) Amendment. Neither this Option Agreement nor any of the terms and conditions herein set forth may be altered or amended orally, and any such alteration or amendment shall be effective only when reduced to writing and signed by each of the parties.

                        (d) Notices. All notices and requests under this Option Agreement shall be in writing and shall be deemed to have been given when personally delivered or sent prepaid certified mail:

                                (i) if to the Company, to the following address:

                                    Resource Bancshares Mortgage Group, Inc.
                                    7909 Parklane Road
                                    Columbia, South Carolina 29223
                                    Attention:  Chairman

              or to such other address as the Company shall designate by notice.

                                (ii) if to the Optionee, to the Optionee's
                                     address appearing in the Company's
                                     records, or to such other address as the Optionee shall designate by notice.

                        (e) Governing Law; Submission to Jurisdiction. This Option Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina. The parties hereby consent to the exclusive jurisdiction and venue of the Court of Common Pleas in Richland County, South Carolina for purposes of adjudicating any issue arising hereunder.

                        (f) Construction of Terms. Any reference herein to the singular shall be construed as the plural whenever the context requires and vice versa.



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               IN WITNESS WHEREOF, the parties hereto have executed this Option
Agreement as of the day and year first above written.

                                       RESOURCE BANCSHARES MORTGAGE GROUP, INC.


                                       By:
                                           -------------------------------------
                                             Edward J. Sebastian
                                             Chief Executive Officer

                                       Date:  January ___, 1998


                                       OPTIONEE:

                                                                          (SEAL)
                                       -----------------------------------
                                       Name:

                                       Date:                  , 1998
                                             -----------------


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